PANAGRA INTERNATIONAL CORPORATION
                                             1 World Trade Center, 85th Floor
                                                    New York, NY 10048




June 1, 2001


Ronald C.H. Lui
PanAgra International Corporation
1 World Trade Center, 85th Floor
New York, NY  10048

Re:      Amendment to Stock Purchase Agreements

Dear Mr. Lui:

         This Letter Agreement (the "Agreement") will confirm our understanding that the option vesting schedule of your incentive stock option agreement, dated April 5, 2001 and your nonqualified option agreement, dated April 5, 2001 with the Company (collectively referred to as the "Option Agreements") shall be amended as follows:

         20% of the shares underlying the option vest on the first day of the sixth month following April 5, 2001 (the "Execution Date"), an additional 20% of the shares underlying the option shall vest on the first anniversary after the Execution Date and 2.50% of the shares underlying the option shall vest on the first day of each month following the first anniversary of the Execution Date.

         Except as modified by this Agreement, all of the other terms of the Option Agreements shall remain in full force and effect. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of law principles thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. To the extent amended by this Agreement, this Agreement supersedes the Option Agreements. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.





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         If the above meets with your understanding, please acknowledge your agreement by signing below. This Agreement is deemed to be executed by the parties hereto as of the date first above written.


                                        Very truly yours,

                                        PANAGRA INTERNATIONAL CORPORATION


                                        By: /s/ Ronald C. H. Lui
                                           ----------------------
                                           Name:  Ronald C.H. Lui
                                           Title: President



ACCEPTED AND AGREED TO
AS OF THE DATE OF THIS LETTER
AGREEMENT AS FIRST SET FORTH ABOVE

/s/ Ronald C. H. Lui
-----------------------------
Ronald C.H. Lui